SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 23, 2009 (September 23, 2009)
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SkyTerra Communications, Inc.
 (Exact name of registrant as specified in Charter)

Delaware	000-13865	23-2368845
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices)

(703) 390-2700
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2009, SkyTerra Communications, Inc., a Delaware corporation (the "Company"), entered into that certain Agreement and Plan of Merger by and among Harbinger Capital Partners Master Fund I. Ltd, an exempted company organized under the laws of the Cayman Islands (“Master Fund”), Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (“Special Fund”, and together with Master Fund, “Harbinger”), Sol Private Corp., a Delaware corporation and an indirect wholly owned subsidiary of Harbinger (“Acquisition Corp.”), dated as of September 23, 2009 (the "Merger Agreement").  Under the terms of the Merger Agreement and subject to satisfaction or waiver of the conditions therein, Harbinger will acquire, through the merger of Acquisition Corp. with and into the Company (the "Merger"), all of the outstanding common stock of the Company.  As a result of the Merger, the Company will become a wholly owned subsidiary of Harbinger.

This transaction is more fully described in Exhibit 99.1 of this Current Report on Form 8-K and the information therein is hereby incorporated in this Section 1.01 by reference.

The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

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Section 8 - Other Events

Item 8.01 Other Events.

On September 23, 2009, the Company issued a press release announcing that it had entered into the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

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Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number  Description

2.1          Agreement and Plan of Merger, dated as of September 23, 2009, by and among Harbinger Capital Partners Master Fund I. Ltd, an exempted company organized under the laws of the Cayman Islands, Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership, Sol Private Corp., a Delaware corporation and an indirect wholly owned subsidiary of Harbinger, and the Company.*

99.1        Press Release, dated September 23, 2009, entitled "SkyTerra Communications, Inc. Announces Going-Private Transaction."

*             Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYTERRA COMMUNICATIONS, INC.

Dated: September 23, 2009	By:/s/	Gary M. Epstein
		Name:	Gary M. Epstein
		Title:	EVP, Law and Regulation